As filed with the Securities and Exchange Commission on October 7, 2014

Registration No. 333-139810
333-149773
333-158070
333-165218
333-171795
333-179378
333-186180

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-139810
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149773
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158070
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165218
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171795
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179378
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186180

UNDER
THE SECURITIES ACT OF 1933

AFFYMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0579396
(State of Incorporation)	(I.R.S. Employer Identification No.)

Affymax, Inc.
19200 Stevens Creek Blvd. Suite 240
Cupertino, CA 94304
(650) 812-8700
(Address of principal executive offices)

Amended and Restated 2006 Equity Incentive Plan
2006 Employee Stock Purchase Plan
2001 Stock Option/Stock Issuance Plan
(Full title of the plans)

Richard M. Brenner
19200 Stevens Creek Blvd. Suite 240
Cupertino, CA 94304
(650) 812-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen Y. Sato, Esq.
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐

Non-accelerated Filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
N/A	N/A	N/A	N/A	N/A

EXPLANATORY NOTE; DEREGISTRATION OF SECURITIES
Affymax, Inc. (the “Company”) has terminated any and all offerings of its securities pursuant to the registration statements on Form S-8 (registration nos. 333-139810, 333-149773, 333-158070, 333-165218, 333-171795, 333-179378, 333-186180) (collectively, the “Registration Statements”), and is hereby filing this Post-Effective Amendment No. 1 to each Registration Statement to terminate the effectiveness of each such Registration Statement, and in accordance with an undertaking in each Registration Statement, to remove from registration any and all securities registered which remain unsold under the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on October 7, 2014.
AFFYMAX, INC.
By: /s/ Richard M. Brenner
Richard M. Brenner
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies this Post Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Brenner Richard M. Brenner	Chief Executive Officer and Member of the Board of Directors	October 7, 2014
/s /Mark G. Thompson	Chief Financial Officer	October 7, 2014
Mark G. Thompson

/s/ Hollings C. Renton Hollings C. Renton	Member of the Board of Directors	October 7, 2014

/s/ John A. Orwin John A. Orwin	Member of the Board of Directors	October 7, 2014

/s/ John P. Walker John P. Walker	Member of the Board of Directors	October 7, 2014

/s/ Christine van Heek Christine van Heek	Member of the Board of Directors	October 7, 2014